As filed with the Securities and Exchange Commission on March 14, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VOYAGER THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-3003182
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

75 Sidney Street, Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Voyager Therapeutics, Inc. 2015 Stock Option and Incentive Plan

Voyager Therapeutics, Inc. 2015 Employee Stock Purchase Plan

(Full Title of the Plan)

Steven M. Paul, M.D.

Chief Executive Officer

Voyager Therapeutics, Inc.

75 Sidney Street

Cambridge, Massachusetts 02139
(Name and Address of Agent for Service)

(857) 259-5340

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Brian A. Johnson, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

(212) 230-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,606,500 shares	(2)	$27.41	(3)	$35,227,332	$4,385.81

(1)                                 In accordance with Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                 Consists of (i) 1,285,200 shares issuable under the 2015 Stock Option and Incentive Plan and (ii) 321,300 shares issuable under the 2015 Employee Stock Purchase Plan.

(3)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 9, 2018, in accordance with Rule 457(c) under the Securities Act for the 1,606,500 shares issuable in the aggregate under the 2015 Stock Option and Incentive Plan and 2015 Employee Stock Purchase Plan that are not subject to outstanding options.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2015 Stock Option and Incentive Plan and the 2015 Employee Stock Purchase Plan of Voyager Therapeutics, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-207958, filed with the Securities and Exchange Commission on November 12, 2015, by the Registrant, relating to the Registrant’s 2014 Stock Option and Grant Plan, the Registrant’s 2015 Stock Incentive and Option Plan, and the Registrant’s 2015 Employee Stock Purchase Plan; the contents of the Registration Statement on Form S-8, File No. 333-210258, filed with the Securities and Exchange Commission on March 17, 2016, by the Registrant, relating to the Registrant’s 2015 Stock Incentive and Option Plan and the Registrant’s 2015 Employee Stock Purchase Plan; and the contents of the Registration Statement on Form S-8, File No. 333-216699, filed with the Securities and Exchange Commission on March 15, 2017, by the Registrant, relating to the Registrant’s 2015 Stock Incentive and Option Plan and the Registrant’s 2015 Employee Stock Purchase Plan, in each case, except for Item 8, Exhibits.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.         Exhibits.

Number	Description
4.1	Specimen Common Stock Certificate of the registrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-37625) filed on March 14, 2018).
4.2	Fifth Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37625) filed on November 16, 2015).
4.3	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37625) filed on November 16, 2015).
4.4

Second Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain of its stockholders, dated April 10, 2015 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207367) filed on October 28, 2015).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (Included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1

2015 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207367) filed on October 28, 2015).

99.2	2015 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207367) filed on October 28, 2015).
99.3	Amendment No. 1 to 2015 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K (File No. 001-37625) filed on March 14, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 14th day of March, 2018.

VOYAGER THERAPEUTICS, INC.

By:	/s/ Steven Paul, M.D.
Steven Paul, M.D.
Chief Executive Officer, President and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Voyager Therapeutics, Inc., hereby severally constitute and appoint Steven Paul, M.D. and Jane Henderson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Voyager Therapeutics, Inc., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Paul, M.D.	President, Chief Executive Officer and	March 14, 2018
Steven Paul, M.D.	Director (Principal executive officer)

/s/ Jane Henderson	Chief Financial Officer (Principal financial	March 14, 2018
Jane Henderson	and accounting officer)

/s/ Mark Levin	Director	March 14, 2018
Mark Levin

/s/ Jim Geraghty	Director	March 14, 2018
Jim Geraghty

/s/ Michael Higgins	Director	March 14, 2018
Michael Higgins

/s/ Perry A. Karsen	Director	March 14, 2018
Perry A. Karsen

/s/ Steven Hyman, M.D.	Director	March 14, 2018
Steven Hyman, M.D.

/s/ Wendy Dixon, Ph.D.	Director	March 14, 2018
Wendy Dixon, Ph.D.

/s/ Glenn Pierce, M.D., Ph.D.	Director	March 14, 2018
Glenn Pierce, M.D., Ph.D.